UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2009

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860)403-5000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously discussed in the current report filed by The Phoenix Companies, Inc. (the “Company”) on March 23, 2009, the Company’s Board of Directors (the “Board”) appointed James D. Wehr as the Company’s President and Chief Executive Officer, effective as of April 15, 2009. Mr. Wehr was also appointed as a member of the Board, effective April 15, 2009. In addition, Thomas S. Johnson was appointed Chairman of the Board effective April 15, 2009. On May 1, 2009, the Board approved the following related changes in compensatory arrangements, effective as of April 15, 2009:

(i) The Board granted Mr. Wehr an annual base salary of $650,000, which reflects an increase of $270,000 from his prior annual base salary. Mr. Wehr also remains eligible to receive annual incentive payments pursuant to the Company’s Annual Incentive Plan for Executive Officers (the “Annual Incentive Plan”). Mr. Wehr’s annual incentive target under the Annual Incentive Plan was set at 100% of Mr. Wehr’s annual base salary, or $650,000, which is an increase of $80,000 from his prior annual incentive target. Mr. Wehr’s long-term incentive target was set at 200% of Mr. Wehr’s annual base salary, or $1,300,000, which is an increase of $958,000 from his prior long-term incentive target. For 2009, Mr. Wehr’s incentive payout range for his annual and long-term incentives will be reduced in the same manner as other participating employees, such that the payout for threshold and target performance results are reduced by 30% and the payout for achievement of maximum performance results is reduced from 200% to 150%. This award, if earned, will also be paid in cash under the Annual Incentive Plan.

Mr. Wehr’s compensation package also includes performance-based awards consisting of 250,000 stock options and 215,000 restricted stock units (“RSUs”), respectively, to be granted on May 15, 2009 pursuant to the Company’s equity grant policy, in each case subject to a performance vesting requirement based on the achievement of the Company’s common stock closing above $5.00 per share, on a split adjusted basis, for any 20 consecutive trading day period within the period commencing on the grant date and terminating three years later for the RSUs and five years later for the stock options. Assuming that the performance vesting requirement is met, the vesting schedule is as follows: (1) one-third vesting upon the later of the second anniversary of the grant date of the award and achievement of the performance vesting requirement; and (2) two-thirds vesting upon the later of the third anniversary of the grant date and the achievement of the performance vesting requirement. The forms of agreements to be used for these awards are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Mr. Wehr will not have an employment agreement with the Company. The terms of Mr. Wehr’s existing Change in Control Agreement will not change as a result of this appointment (the form of which is incorporated herein by reference to Exhibit 10.29 to the Company’s Quarterly Report on Form 10-Q filed November 1, 2007 and is referred to herein as the “Form of Change in Control Agreement”). Mr. Wehr also remains a participant in the Company’s Nonqualified Supplemental Executive Retirement Plan, as amended and restated (incorporated herein by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed March 5, 2009 and referred to herein as the “Nonqualified Supplemental Executive Retirement Plan”), the Company’s Non-Qualified Excess Investment Plan, as amended and restated (incorporated herein by reference to Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q filed May 8, 2008 and referred to herein as the “Non-Qualified Excess Investment Plan”) and the Company’s Executive Severance Allowance Plan, as amended (incorporated herein by reference to Exhibit 10.33 to the Company’s Quarterly Report on Form 10-Q filed May 8, 2008 and referred to herein as the “Executive Severance Allowance Plan”).

There are no changes to Mr. Wehr’s existing perquisites, except for his participation in the $100,000 life insurance benefit granted to all members of the Board.

(ii) The Board approved the granting of an additional annual retainer in the amount of $100,000 to the independent Chairman of the Board of Directors for his or her services as Chairman of the Board. Mr. Johnson will receive this retainer on a pro-rated basis for his service as independent Chairman of the Board during 2009. This additional compensation will become subject to the 30% reduction in director annual retainer fee on a pro rata basis for both the mandatory deferral portion and the voluntary deferral portion, as announced previously, for the 2009 third and fourth quarter installment payments, resulting in quarterly payments attributable to this additional retainer fee of $17,500 for the third and fourth quarters of 2009.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

The following exhibits are filed herewith:

10.1	Form of Restricted Stock Units Agreement (Performance and Service-Vesting Awards)

10.2	Form of Non-Qualified Stock Option Agreement (Performance and Service-Vesting Awards)

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: May 4, 2009	By:	/s/ Tracy L. Rich
	Name:	Tracy L. Rich
	Title:	Executive Vice President, General Counsel and Secretary